Exhibit 10.4

THE MACERICH COMPANY
[2014] LTIP UNIT AWARD AGREEMENT
(FULLY-VESTED)
[2014] LTIP UNIT AWARD AGREEMENT (Fully-Vested) made as of the date set forth on Schedule A hereto between The Macerich Company, a Maryland corporation (the “Company”), its subsidiary The Macerich Partnership, L.P., a Delaware limited partnership and the entity through which the Company conducts substantially all of its operations (the “Partnership”), and the party listed on Schedule A (the “Grantee”).
RECITALS
A.    The Grantee is a key employee of the Company or one of its Subsidiaries or affiliates and provides services to the Partnership.
B.    Pursuant to its Long-Term Incentive Plan (“LTIP”) the Company can award units of limited partnership interest of the Partnership designated as “LTIP Units” in the Partnership Agreement (as defined herein) under The Macerich Company 2003 Equity Incentive Plan, as amended (the “2003 Plan”), to provide certain key employees of the Company or its Subsidiaries and affiliates, including the Grantee, in connection with their employment with the incentive compensation described in this Award Agreement (this “Agreement” or “Award Agreement”), and thereby provide additional incentive for them to promote the progress and success of the business of the Company and its Subsidiaries and affiliates, including the Partnership, while increasing the total return to the Company’s stockholders. [2014] LTIP Units (FV) (as defined herein) have been awarded by the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) pursuant to authority delegated to it by the Board as set forth in the Committee’s charter, including authority to make grants of equity interests in the Partnership which may, under certain circumstances, become exchangeable for shares of the Company’s Common Stock reserved for issuance under the 2003 Plan, or any successor equity plan (as any such plan may be amended, modified or supplemented from time to time, collectively the “Stock Plan”). This Agreement evidences an award to the Grantee under the LTIP (this “Award”) and represents the Grantee’s annual incentive compensation for 2013 performance. This Award is subject to the terms and conditions set forth herein.
C.    The Grantee was selected by the Committee to receive this Award as one of a select group of highly compensated or management employees who, through the effective execution of their assigned duties and responsibilities, are in a position to have a direct and measurable impact on the Company’s long-term financial results. Effective as of the grant date specified in Schedule A hereto, the Committee awarded to the Grantee the number of [2014] LTIP Units (FV) (as defined herein) set forth in Schedule A.
NOW, THEREFORE, the Company, the Partnership and the Grantee agree as follows:
1.Administration. The LTIP and all awards thereunder, including this Award, shall be administered by the Committee, which in the administration of the LTIP shall have all the powers and authority it has in the administration of the Stock Plan, as set forth in the Stock Plan. The Committee may from time to time adopt any rules or procedures it deems necessary or desirable for the proper and efficient administration of the LTIP, consistent with the terms hereof and of the Stock Plan. The Committee’s determinations and interpretations with respect to the LTIP and this Agreement shall be final and binding on all parties.
2.    Definitions. Capitalized terms used herein without definitions shall have the meanings given to those terms in the Stock Plan. In addition, as used herein:
“Award [2014] LTIP Units (FV)” has the meaning set forth in Section 3(a).
“Code” means the Internal Revenue Code of 1986, as amended.
“Common Stock” means shares of the Company’s common stock, par value $0.01 per share, either currently existing or authorized hereafter.
“Effective Date” means [March 7, 2014].
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“[2014] LTIP Units (FV)” means units of limited partnership interest of the Partnership designated as “LTIP Units” in the Partnership Agreement awarded pursuant to this Agreement under the LTIP having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption set forth in the Partnership Agreement.
“Partnership Agreement” means the Amended and Restated Limited Partnership Agreement of the Partnership, dated as of March 16, 1994, among the Company, as general partner, and the limited partners who are parties thereto, as amended from time to time.
“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, other entity or “group” (as defined in the Exchange Act).
“Units” means Partnership Units (as defined in the Partnership Agreement) that are outstanding or are issuable upon the conversion, exercise, exchange or redemption of any securities of any kind convertible, exercisable, exchangeable or redeemable for Partnership Units.
3.    Award of [2014] LTIP Units (FV).
(a)    On the terms and conditions set forth in this Agreement, as well as the terms and conditions of the Stock Plan, the Grantee is hereby granted this Award consisting of the number of [2014] LTIP Units (FV) set forth on Schedule A hereto, which is incorporated herein by reference (the “Award [2014] LTIP Units (FV)”).
(b)    Award [2014] LTIP Units (FV) shall constitute and be treated as the property of the Grantee as of the applicable grant date, subject to the terms of this Agreement and the Partnership Agreement. Award [2014] LTIP Units (FV) will be subject to restrictions on transfer as provided in Section 8 hereof.

4.    Vesting of Award [2014] LTIP Units (FV). The Award [2014] LTIP Units shall be fully vested as of the grant date specified in Schedule A hereto.
5.    [Intentionally Omitted]
6.    Payments by Award Recipients. No amount shall be payable to the Company or the Partnership by the Grantee at any time in respect of this Award.
7.    Distributions. Distributions on Award [2014] LTIP Units (FV) will be paid in accordance with the Partnership Agreement as modified hereby as follows:
(a)    The LTIP Unit Distribution Participation Date (as defined in the Partnership Agreement) with respect to the Award [2014] LTIP Units (FV) shall be the Effective Date and the Award [2014] LTIP Units (FV) shall be entitled to the full distribution payable on Units outstanding as of the record date for the quarterly distribution in which the Effective Date falls even though the Award [2014] LTIP Units (FV) will not have been outstanding for the whole quarterly period. All distributions paid with respect to Award [2014] LTIP Units (FV) shall be fully vested and non-forfeitable when paid.
(b)    To the extent that the Partnership makes distributions to holders of Units partially in cash and partially in additional Units or other securities, unless the Committee in its sole discretion determines to allow the Grantee to make a different election, the Grantee shall be deemed to have elected with respect to all Award [2014] LTIP Units (FV) eligible to receive such distribution to receive 10% of such distribution in cash and 90% in Units.
8.    Restrictions on Transfer. None of the Award [2014] LTIP Units (FV) shall be sold, assigned, transferred, pledged or otherwise disposed of or encumbered (whether voluntarily or involuntarily or by judgment, levy, attachment, garnishment or other legal or equitable proceeding) (each such action a “Transfer”), or redeemed in accordance with the Partnership Agreement unless such Transfer is in compliance with all applicable securities laws (including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”)), and the applicable terms and conditions of the Partnership Agreement; and provided, further, that the Transferee agrees in writing with the Company and the Partnership not to make any further Transfer of such Award [2014] LTIP Units (FV) or Award [2014] LTIP Units (FV) that have been converted into Units (“Converted LTIP Units”) other than as permitted by this Section 8. In connection with any Transfer of Award [2014] LTIP Units (FV) or Converted LTIP Units, the Partnership may require the Grantee to provide an opinion of counsel, satisfactory to the Partnership, that such Transfer is in compliance with all federal and state securities laws (including, without limitation, the Securities Act). Any attempted Transfer of Award [2014] LTIP Units (FV) not in accordance with the terms and conditions of this Section 8 shall be null and void, and the Partnership shall not reflect on its records any change in record ownership of any Award [2014] LTIP Units (FV) as a result of any such Transfer, shall otherwise refuse to recognize any such Transfer and shall not in any way give effect to any such Transfer of any Award [2014] LTIP Units (FV). This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

9.    Changes in Capital Structure. Without duplication with the provisions of Section 6.2 of the Stock Plan, if (a) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or other fundamental transaction similar thereto, (b) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization, significant repurchases of stock, or other similar change in the capital structure of the Company shall occur, (c) any extraordinary dividend or other distribution to holders of shares of Common Stock or Units other than regular cash dividends shall be made, or (d) any other event shall occur that in each case in the good faith judgment of the Committee necessitates action by way of appropriate equitable adjustment in the terms of this Award, the LTIP or the Award [2014] LTIP Units (FV), then the Committee shall take such action as it deems necessary to maintain the Grantee’s rights hereunder so that they are substantially proportionate to the rights existing under this Award, the LTIP and the terms of the Award [2014] LTIP Units (FV) prior to such event, including, without limitation: (i) adjustments in the Award [2014] LTIP Units (FV) or other pertinent terms of this Award; and (ii) substitution of other awards under the Stock Plan or otherwise. The Grantee shall have the right to vote the Award [2014] LTIP Units (FV) if and when voting is allowed under the Partnership Agreement.
10.    Miscellaneous.
(a)    Amendments; Modifications. This Agreement may be amended or modified only with the consent of the Company and the Partnership; provided that any such amendment or modification materially and adversely affecting the rights of the Grantee hereunder must be consented to by the Grantee to be effective as against him; and provided, further, that the Grantee acknowledges that the Stock Plan may be amended or discontinued in accordance with Section 6.6 thereof and that this Agreement may be amended or canceled by the Committee, on behalf of the Company and the Partnership, for the purpose of satisfying changes in law or for any other lawful purpose, so long as no such action shall impair the Grantee’s rights under this Agreement without the Grantee’s written consent. Notwithstanding the foregoing, this Agreement may be amended in writing signed only by the Company to correct any errors or ambiguities in this Agreement and/or to make such changes that do not materially adversely affect the Grantee’s rights hereunder. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by the parties which are not set forth expressly in this Agreement. This grant shall in no way affect the Grantee’s participation or benefits under any other plan or benefit program maintained or provided by the Company.
(b)    Incorporation of Stock Plan; Committee Determinations. The provisions of the Stock Plan are hereby incorporated by reference as if set forth herein. In the event of a conflict between this Agreement and the Stock Plan, this Agreement shall be controlling and determinative. The Committee will make the determinations and certifications required by this Award as promptly as reasonably practicable following the occurrence of the event or events necessitating such determinations or certifications.
(c)    Status as a Partner. As of the grant date set forth on Schedule A, the Grantee shall be admitted as a partner of the Partnership with beneficial ownership of the number of Award [2014] LTIP Units (FV) issued to the Grantee as of such date pursuant to Section 3(a)

hereof by: (A) signing and delivering to the Partnership a copy of this Agreement; and (B) signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the Partnership Agreement (attached hereto as Exhibit A).
(d)    Status of Award [2014] LTIP Units (FV) under the Stock Plan. Insofar as the LTIP has been established as an incentive program of the Company and the Partnership, the Award [2014] LTIP Units (FV) are both issued as equity securities of the Partnership and granted as awards under the Stock Plan. The Company will have the right at its option, as set forth in the Partnership Agreement, to issue shares of Common Stock in exchange for Units into which Award [2014] LTIP Units (FV) may have been converted pursuant to the Partnership Agreement, subject to certain limitations set forth in the Partnership Agreement, and such shares of Common Stock, if issued, will be issued under the Stock Plan. The Grantee must be eligible to receive the Award [2014] LTIP Units (FV) in compliance with applicable federal and state securities laws and to that effect is required to complete, execute and deliver certain covenants, representations and warranties (attached as Exhibit B). The Grantee acknowledges that the Grantee will have no right to approve or disapprove such determination by the Committee.
(e)    Legend. The records of the Partnership evidencing the Award [2014] LTIP Units (FV) shall bear an appropriate legend, as determined by the Partnership in its sole discretion, to the effect that such Award [2014] LTIP Units (FV) are subject to restrictions as set forth herein, in the Stock Plan and in the Partnership Agreement.
(f)    Compliance With Securities Laws. The Partnership and the Grantee will make reasonable efforts to comply with all applicable securities laws. In addition, notwithstanding any provision of this Agreement to the contrary, no Award [2014] LTIP Units (FV) will become vested or be issued at a time that such vesting or issuance would result in a violation of any such laws.
(g)    Investment Representations; Registration. The Grantee hereby makes the covenants, representations and warranties set forth on Exhibit B attached hereto. All of such covenants, warranties and representations shall survive the execution and delivery of this Agreement by the Grantee. The Partnership will have no obligation to register under the Securities Act any Award [2014] LTIP Units (FV) or any other securities issued pursuant to this Agreement or upon conversion or exchange of Award [2014] LTIP Units (FV). The Grantee agrees that any resale of the shares of Common Stock received upon the exchange of Units into which Award [2014] LTIP Units (FV) may be converted shall not occur during the “blackout periods” forbidding sales of Company securities, as set forth in the then applicable Company employee manual or insider trading policy. In addition, any resale shall be made in compliance with the registration requirements of the Securities Act or an applicable exemption therefrom, including, without limitation, the exemption provided by Rule 144 promulgated thereunder (or any successor rule).
(h)    Section 83(b) Election. In connection with each separate issuance of Award [2014] LTIP Units (FV) under this Award pursuant to Section 3 hereof the Grantee hereby agrees to make an election to include in gross income in the year of transfer the applicable Award [2014] LTIP Units (FV) pursuant to Section 83(b) of the Code substantially in the form attached hereto as Exhibit C and to supply the necessary information in accordance with the regulations promulgated thereunder.

(i)    Severability. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not so held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.
(j)    Governing Law. This Agreement is made under, and will be construed in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflict of laws of such state.
(k)    No Obligation to Continue Position as an Employee, Consultant or Advisor. Neither the Company nor any affiliate is obligated by or as a result of this Agreement to continue to have the Grantee as an employee, consultant or advisor and this Agreement shall not interfere in any way with the right of the Company or any affiliate to terminate the Grantee’s service relationship at any time.
(l)    Notices. Any notice to be given to the Company shall be addressed to the Secretary of the Company at its principal place of business and any notice to be given the Grantee shall be addressed to the Grantee at the Grantee’s address as it appears on the employment records of the Company, or at such other address as the Company or the Grantee may hereafter designate in writing to the other.
(m)    Withholding and Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Grantee for income tax purposes or subject to the Federal Insurance Contributions Act withholding with respect to this Award, the Grantee will pay to the Company or, if appropriate, any of its affiliates, or make arrangements satisfactory to the Committee regarding the payment of, any United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company and its affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee.
(n)    Headings. The headings of paragraphs hereof are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.
(o)    Counterparts. This Agreement may be executed in multiple counterparts with the same effect as if each of the signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.
(p)    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and any successors to the Company and the Partnership, on the one hand, and any successors to the Grantee, on the other hand, by will or the laws of descent and distribution, but this Agreement shall not otherwise be assignable or otherwise subject to hypothecation by the Grantee.

(q)    409A. This Agreement shall be construed, administered and interpreted in accordance with a good faith interpretation of Section 409A of the Code. Any provision of this Agreement that is inconsistent with Section 409A of the Code, or that may result in penalties under Section 409A of the Code, shall be amended, in consultation with the Grantee and with the reasonable cooperation of the Grantee and the Company, in the least restrictive manner necessary to (i) exclude the Award [2014] LTIP Units (FV) from the definition of “deferred compensation” within the meaning of such Section 409A or (ii) comply with the provisions of Section 409A, other applicable provision(s) of the Code and/or any rules, regulations or other regulatory guidance issued under such statutory provisions, in each case without diminution in the value of the benefits granted hereby to the Grantee.
(r)    Complete Agreement. This Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Award Agreement to be executed as of the ____ day of _________________, ______.
THE MACERICH COMPANY

By:

THE MACERICH PARTNERSHIP, L.P.

By:	The Macerich Company, its general partner

By:

GRANTEE

Name:

EXHIBIT A
FORM OF LIMITED PARTNER SIGNATURE PAGE
The Grantee, desiring to become one of the within named Limited Partners of The Macerich Company, L.P., hereby accepts all of the terms and conditions of (including, without limitation, the provisions related to powers of attorney), and becomes a party to, the Agreement of Limited Partnership, dated as of March 16, 1994, of The Macerich Partnership, L.P., as amended (the “Partnership Agreement”). The Grantee agrees that this signature page may be attached to any counterpart of the Partnership Agreement and further agrees as follows (where the term “Limited Partner” refers to the Grantee:
1.    The Limited Partner hereby confirms that it has reviewed the terms of the Partnership Agreement and affirms and agrees that it is bound by each of the terms and conditions of the Partnership Agreement, including, without limitation, the provisions thereof relating to limitations and restrictions on the transfer of Partnership Units. Without limitation of the foregoing, the Limited Partner is deemed to have made all of the acknowledgements, waivers and agreements set forth in Sections 10.6 and 13.11 of the Partnership Agreement.
2.    The Limited Partner hereby confirms that it is acquiring the Partnership Units for its own account as principal, for investment and not with a view to resale or distribution, and that the Partnership Units may not be transferred or otherwise disposed of by the Limited Partner otherwise than in a transaction pursuant to a registration statement filed by the Partnership (which it has no obligation to file) or that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and all applicable state and foreign securities laws, and the General Partner may refuse to transfer any Partnership Units as to which evidence of such registration or exemption from registration satisfactory to the General Partner is not provided to it, which evidence may include the requirement of a legal opinion regarding the exemption from such registration. If the General Partner delivers to the Limited Partner shares of common stock of the General Partner (“Common Shares”) upon redemption of any Partnership Units, the Common Shares will be acquired for the Limited Partner’s own account as principal, for investment and not with a view to resale or distribution, and the Common Shares may not be transferred or otherwise disposed of by the Limited Partner otherwise than in a transaction pursuant to a registration statement filed by the General Partner with respect to such Common Shares (which it has no obligation under the Partnership Agreement to file) or that is exempt from the registration requirements of the Securities Act and all applicable state and foreign securities laws, and the General Partner may refuse to transfer any Common Shares as to which evidence of such registration or exemption from such registration satisfactory to the General Partner is not provided to it, which evidence may include the requirement of a legal opinion regarding the exemption from such registration.
3.    The Limited Partner hereby affirms that it has appointed the General Partner, any liquidator and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, in accordance with Section 6.10 of the Partnership Agreement, which section is hereby incorporated by reference. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the death, incompetency, dissolution, disability, incapacity, bankruptcy or termination of the Limited Partner and shall extend to the Limited Partner’s heirs, executors, administrators, legal representatives, successors and assigns.
4.    The Limited Partner hereby irrevocably consents in advance to any amendment to the Partnership Agreement, as may be recommended by the General Partner, intended to avoid the Partnership being treated as a publicly-traded partnership within the meaning of Section 7704 of the Internal Revenue Code, including, without limitation, (a) any amendment to the provisions of Section 9.1 or the Redemption Rights Exhibit of the Partnership Agreement intended to increase the waiting period between the delivery of a notice of redemption and the redemption date to up to sixty (60) days or (b) any other amendment to the Partnership Agreement intended to make the redemption and transfer provisions, with respect to certain redemptions and transfers, more similar to the provisions described in Treasury Regulations Section 1.7704 1(f).
5.    The Limited Partner hereby appoints the General Partner, any Liquidator and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to execute and deliver any amendment referred to in the foregoing paragraph 4(a) on the Limited Partner’s behalf. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the death, incompetency, dissolution, disability, incapacity, bankruptcy or termination of the Limited Partner and shall extend to the Limited Partner’s heirs, executors, administrators, legal representatives, successors and assigns.
6.    The Limited Partner agrees that it will not transfer any interest in the Partnership Units (i) through a national, non-U.S., regional, local or other securities exchange or (ii) an over-the-counter market (including an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise) or (iii) to or through (a) a person, such as a broker or dealer, that makes a market in, or regularly quotes prices for, interests in the Partnership or (b) a person that regularly makes available to the public (including customers or subscribers) bid or offer quotes with respect to any interests in the Partnership and stands ready to effect transactions at the quoted prices for itself or on behalf of others.
7.    The Limited Partner acknowledges that the General Partner shall be a third party beneficiary of the representations, covenants and agreements set forth in Sections 4 and 5 hereof. The Limited Partner agrees that it will transfer, whether by assignment or otherwise, Partnership Units only to the General Partner or to transferees that provide the Partnership and the General Partner with the representations and covenants set forth in Sections 4 and 5 hereof.
8.    This Acceptance shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Signature Line for Limited Partner:

Name

Date:

Address of Limited Partner:

EXHIBIT B
GRANTEE’S COVENANTS, REPRESENTATIONS AND WARRANTIES
The Grantee hereby represents, warrants and covenants as follows:
(a)    The Grantee has received and had an opportunity to review the following documents (the “Background Documents”):
(i)    The Company’s latest Annual Report to Stockholders;
(ii)    The Company’s Proxy Statement for its most recent Annual Meeting of Stockholders;
(iii)    The Company’s Report on Form 10-K for the fiscal year most recently ended;
(iv)    The Company’s Form 10-Q, if any, for the most recently ended quarter filed by the Company with the Securities and Exchange Commission since the filing of the Form 10-K described in clause (iii) above;
(v)    Each of the Company’s Current Report(s) on Form 8-K, if any, filed since the end of the fiscal year most recently ended for which a Form 10-K has been filed by the Company;
(vi)    The Partnership Agreement;
(vii)    The Stock Plan; and
(viii)    The Company’s Articles of Amendment and Restatement, as amended.
The Grantee also acknowledges that any delivery of the Background Documents and other information relating to the Company and the Partnership prior to the determination by the Partnership of the suitability of the Grantee as a holder of Award [2014] LTIP Units (FV) shall not constitute an offer of Award [2014] LTIP Units (FV) until such determination of suitability shall be made.
(b)    The Grantee hereby represents and warrants that
(i)    The Grantee either (A) is an “accredited investor” as defined in Rule 501(a) under the Securities Act, or (B) by reason of the business and financial experience of the Grantee, together with the business and financial experience of those persons, if any, retained by the Grantee to represent or advise him with respect to the grant to him of Award [2014] LTIP Units (FV), the potential conversion of Award [2014] LTIP Units (FV) into units of limited partnership of the Partnership (“Common Units”) and the potential redemption of such Common Units for shares the Company’s common stock (“REIT Shares”), has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that the Grantee (I) is capable of evaluating the merits and risks of an investment in the Partnership and potential investment in the Company and of making an informed investment decision, (II) is capable of protecting his own interest or has engaged representatives or advisors to assist him in protecting his interests, and (III) is capable of bearing the economic risk of such investment.
(ii)    The Grantee, after due inquiry, hereby certifies that for purposes of Rule 506(d) and Rule 506(e) of the Securities Act, he is not subject to any felony or misdemeanor conviction related to any securities matter; any federal or state order, judgment, decree or injunction related to any securities, insurance, banking or U.S. Postal Service matter; any SEC disciplinary or cease and desist order; or any suspension, expulsion or bar related to a registered national securities exchange, national or affiliated securities association or member thereof, whether it occurred or was issued before, on or after September 23, 2013, and agrees that he will notify the Company immediately upon becoming aware that the foregoing is not, or is no longer, complete and accurate in every material respect, including as a result of events occurring after the date hereof.
(iii)    The Grantee understands that (A) the Grantee is responsible for consulting his own tax advisors with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which the Grantee is or by reason of the award of Award [2014] LTIP Units (FV) may become subject, to his particular situation; (B) the Grantee has not received or relied upon business or tax advice from the Company, the Partnership or any of their respective employees, agents, consultants or advisors, in their capacity as such; (C) the Grantee provides services to the Partnership on a regular basis and in such capacity has access to such information, and has such experience of and involvement in the business and operations of the Partnership, as the Grantee believes to be necessary and appropriate to make an informed decision to accept the award of Award [2014] LTIP Units (FV); and (D) an investment in the Partnership and/or the Company involves substantial risks. The Grantee has been given the opportunity to make a thorough investigation of matters relevant to the Award [2014] LTIP Units (FV) and has been furnished with, and has reviewed and understands, materials relating to the Partnership and the Company and their respective activities (including, but not limited to, the Background Documents). The Grantee has been afforded the opportunity to obtain any additional information (including any exhibits to the Background Documents) deemed necessary by the Grantee to verify the accuracy of information conveyed to the Grantee. The Grantee confirms that all documents, records, and books pertaining to his receipt of Award [2014] LTIP Units (FV) which were requested by the Grantee have been made available or delivered to the Grantee. The Grantee has had an opportunity to ask questions of and receive answers from the Partnership and the Company, or from a person or persons acting on their behalf, concerning the terms and conditions of the Award [2014] LTIP Units (FV). The Grantee has relied upon, and is making its decision solely upon, the Background

Documents and other written information provided to the Grantee by the Partnership or the Company.
(iv)    The Award [2014] LTIP Units (FV) to be issued, the Common Units issuable upon conversion of the Award [2014] LTIP Units (FV) and any REIT Shares issued in connection with the redemption of any such Common Units will be acquired for the account of the Grantee for investment only and not with a current view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to the Grantee’s right (subject to the terms of the Award [2014] LTIP Units (FV), the Stock Plan, the agreement of limited partnership of the Partnership, the articles of organization of the Company, as amended, and the Award Agreement) at all times to sell or otherwise dispose of all or any part of his Award [2014] LTIP Units (FV), Common Units or REIT Shares in compliance with the Securities Act, and applicable state securities laws, and subject, nevertheless, to the disposition of his assets being at all times within his control.
(v)    The Grantee acknowledges that (A) neither the Award [2014] LTIP Units (FV) to be issued, nor the Common Units issuable upon conversion of the Award [2014] LTIP Units (FV), have been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such Award [2014] LTIP Units (FV) or Common Units are represented by certificates, such certificates will bear a legend to such effect, (B) the reliance by the Partnership and the Company on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Grantee contained herein, (C) such Award [2014] LTIP Units (FV) or Common Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (D) there is no public market for such Award [2014] LTIP Units (FV) and Common Units and (E) neither the Partnership nor the Company has any obligation or intention to register such Award [2014] LTIP Units (FV) or the Common Units issuable upon conversion of the Award [2014] LTIP Units (FV) under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except, that, upon the redemption of the Common Units for REIT Shares, the Company may issue such REIT Shares under the Stock Plan and pursuant to a Registration Statement on Form S‑8 under the Securities Act, to the extent that (I) the Grantee is eligible to receive such REIT Shares under the Stock Plan at the time of such issuance, (II) the Company has filed a Form S‑8 Registration Statement with the Securities and Exchange Commission registering the issuance of such REIT Shares and (III) such Form S‑8 is effective at the time of the issuance of such REIT Shares. The Grantee hereby acknowledges that because of the restrictions on transfer or assignment of such Award [2014] LTIP Units (FV) acquired hereby and the Common Units issuable upon conversion of the Award [2014] LTIP Units (FV) which are set forth in the Partnership Agreement or this Agreement, the Grantee may have to bear the economic risk of his ownership of the Award [2014] LTIP Units (FV) acquired hereby and the Common Units issuable upon conversion of the Award [2014] LTIP Units (FV) for an indefinite period of time.
(vi)    The Grantee has determined that the Award [2014] LTIP Units (FV) are a suitable investment for the Grantee.
(vii)    No representations or warranties have been made to the Grantee by the Partnership or the Company, or any officer, director, stockholder, agent, or affiliate of any of them, and the Grantee has received no information relating to an investment in the Partnership or the Award [2014] LTIP Units (FV) except the information specified in paragraph (b) above.
(c)    So long as the Grantee holds any Award [2014] LTIP Units (FV), the Grantee shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of Award [2014] LTIP Units (FV) as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code, applicable to the Partnership or to comply with requirements of any other appropriate taxing authority.
(d)    The Grantee hereby agrees to make an election under Section 83(b) of the Code with respect to the Award [2014] LTIP Units (FV) awarded hereunder, and has delivered with this Agreement a completed, executed copy of the election form attached hereto as Exhibit C. The Grantee agrees to file the election (or to permit the Partnership to file such election on the Grantee’s behalf) within thirty (30) days after the award of the Award [2014] LTIP Units (FV) hereunder with the IRS Service Center at which such Grantee files his personal income tax returns, and to file a copy of such election with the Grantee’s U.S. federal income tax return for the taxable year in which Award [2014] LTIP Units (FV) are issued or awarded to the Grantee.
(e)    The address set forth on the signature page of this Agreement is the address of the Grantee’s principal residence, and the Grantee has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such residence is sited.

EXHIBIT C
ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF
TRANSFER OF PROPERTY PURSUANT TO SECTION 83(b)
OF THE INTERNAL REVENUE CODE
The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, Treasury Regulations Section 1.83-2 promulgated thereunder, and Rev. Proc. 2012-29, 2012-28 IRB, 06/26/2012, to include in gross income as compensation for services the excess (if any) of the fair market value of the property described below over the amount paid for such property.

1.	The name, address and taxpayer identification number of the undersigned are:
Name:        _____________________ (the “Taxpayer”)
Address:

Social Security No./Taxpayer Identification No.: _____________
Taxable Year: Calendar Year [2014]

2.	Description of property with respect to which the election is being made:
The election is being made with respect to __________ [2014] LTIP Units (FV) in The Macerich Partnership, L.P. (the “Partnership”).

3.	The date on which the [2014] LTIP Units (FV) were transferred to the undersigned is ___________, [2014].

4.	Nature of restrictions to which the [2014] LTIP Units (FV) are subject:
None (Protective Election)

5.
The fair market value at time of transfer (determined without regard to any restrictions other than a nonlapse restriction as defined in Treasury Regulations Section 1.83-3(h)) of the [2014] LTIP Units (FV) with respect to which this election is being made was $0 per [2014] LTIP Unit (FV).

6.	The amount paid by the Taxpayer for the [2014] LTIP Units (FV) was $0 per [2014] LTIP Unit (FV).

7.	The amount to include in gross income is $0.
The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed. Additionally, the undersigned will include a copy of the election with his or her income tax return for the taxable year in which the property is transferred. The undersigned is the person performing the services in connection with which the property was transferred.

C-1

Dated: _____________________

C-2

SCHEDULE A TO [2014] LTIP UNIT AWARD AGREEMENT
(FULLY-VESTED)

Date of Award Agreement:	[March 7, 2014]
Name of Grantee:
Number of [2014] LTIP Units (FV) Subject to Grant:
Grant Date:	[March 7, 2014]

Initials of Company representative: _________
Initials of Grantee: _________